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[LOGO] AIG Valic                                                       Portfolio Director Fixed and Variable
                                                                       Annuity Application

The Variable Annuity Life Insurance Company                            For use with all plan types, except NQDA.
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This is a 3-page form, open completely before filling out.             Contingent Beneficiary:

Is there a related transaction other than a contribution associated    Name:
with this application? (If so, indicate below and complete the               -------------------------------------------------------
applicable forms.)                                                     Address:
                                                                               -----------------------------------------------------
[ ]Starter Account Conversion  [ ]Transfer/Rollover In (VL 14098)      City:
           [ ]Internal Combination Rollover (VL 9006)                       --------------------------------------------------------
                                                                       State:                              ZIP:
APPLICANT/ANNUITANT INFORMATION                                              -----------------------------     ---------------------
                                                                       SS# or Tax ID#:                     Date of Birth:
SS# or Tax ID#:                                                                       --------------------               -----------
               -----------------------------------------------------   Relationship:
Name:                                                                                -----------------------------------------------
     ---------------------------------------------------------------
Address:                                                               SPOUSAL CONSENT
         -----------------------------------------------------------
City:                                                                  ERISA COVERED PLANS: Your spouse must be your primary
     ---------------------------------------------------------------   beneficiary unless spousal consent to waive Pre-retirement
State:                        ZIP:                                     Death Benefits is given. Complete the following section if
      -----------------------      ---------------------------------   naming someone other than your spouse as your primary
Home Phone:                   Date of Birth:                           beneficiary.
           ------------------               ------------------------
Gender: [ ]Male  [ ]Female  Marital Status: [ ]Married  [ ]Single      Spousal consent to waiver of Pre-retirement Death Benefits:

                                                                       I, the spouse of the named applicant/annuitant, hereby
Resident Address (if different from above):                            consent to the applicant/annuitant's waiver of the qualified pre-retirement survivor annuity provided under federal law.
Street:                                                                I understand that in accordance with this waiver, any death
       -------------------------------------------------------------   benefits payable prior to the time annuity payments begin,
City:                                                                  shall be paid to the beneficiary designated by the
     ---------------------------------------------------------------   applicant/annuitant. However, if the applicant/annuitant
State:                               ZIP:                              dies before attaining age 35, the law generally requires
      ------------------------------     ---------------------------   that the spouse receive at least 50% of the death benefit.

                                                                       Name of Spouse:
EMPLOYMENT INFORMATION                                                                ----------------------------------------------

Employer or Plan Name:
                      ----------------------------------------------   -----------------------------------   -----------------------
Group#:                                                                           Spousal Signature                   Date
       -------------------------------------------------------------   -----------------------------------   -----------------------
Location of Employer: City:                 State:
                            ---------------       ------------------   State of                            County of
Date of Hire:             Work Phone:                                          ---------------------------           ---------------
             ------------            -------------------------------
Annual Salary: $____________________________________________________   on this            day of                 , year of
                                                                               -----------       ----------------          ---------
Expected Annuity Date:
                      ----------------------------------------------
(In the absence of an election, age 75 will be used.)                  -------------------------------------------------------------
Are you employed by an NASD member firm?  [ ]YES   [ ]NO                     Plan Administrator or Notary Signature (required)

BENEFICIARY INFORMATION                                                [ ] Missing spouse: By marking this box, I hereby affirm that
                                                                           I have made all reasonable attempts to locate my
See the Information and Instructions pages for naming your                 spouse and have not been able to do so, and I have no
beneficiary as a person or entity. If additional space is                  reason to believe that I will be able to do so.
needed, you may use a separate signed and dated sheet with
your name and social security number and attach it to this             INVESTOR PROFILE
form.
                                                                       Investment Objective (check one):
If your plan is covered by ERISA, and if you are married and
are naming someone other than your spouse as your primary              Have you previously purchased mutual funds or other
beneficiary or if your Employer's plan requires that your              securities?
spouse (if any) consent to such a designation, complete the            [ ]No    [ ]Yes   If yes, number of years:
spousal consent section.                                                                                         -------------------
                                                                       [ ]Safety of Principal     [ ]Long-Term Growth
                                                                       [ ]Retirement Income       [ ]Other:
                                                                                                           -------------------------
Primary Beneficiary:                                                   Occupation:
                                                                                  --------------------------------------------------
Name:
     ---------------------------------------------------------------   Client Risk Profile
Address:
        ------------------------------------------------------------   [ ]Aggressive  [ ]Moderately Aggressive  [ ]Moderate
                                                                       [ ]Conservative
City:
     ---------------------------------------------------------------   Financial Situation (approximate amounts in thousands):
State:                                        ZIP:
      ---------------------------------------     ------------------   Household Income  [ ]Under $50  [ ]$50 - $100  [ ]Over $100
SS# or Tax ID#:                             Date of Birth:             Net Worth         [ ]Under $50  [ ]$50 - $100  [ ]Over $100
               ----------------------------               ----------   Life Insurance    [ ]Under $50  [ ]$50 - $100  [ ]Over $100
Relationship:
             -------------------------------------------------------   Dependents: Number:        Age(s):       Tax Bracket:_______%
                                                                                          -------        ------

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                                Original Copy - Home Office, One Copy - Participant, One Copy - Field Office
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[LOGO] AIG Valic                                                       Portfolio Director Fixed and Variable
                                                                       Annuity Application

The Variable Annuity Life Insurance Company                            For use with all plan types, except NQDA.
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CONTRIBUTION INFORMATION

Choose a maximum of 20 investment options. See the list of investment options on the Information and Instructions pages. If additional space is needed, you may use a separate signed and dated sheet with your name and social security number and attach it to this form. Enter the percentage of your contribution to be allocated to each investment option. Percents must be whole numbers totaling 100%.

                                                                Employee      Employee Mandatory    Employer   Employer Supplemental
                                                              Voluntary (1)      or Matched (2)    Basic (3)      or Matching (4)
                                                              -------------   ------------------   ---------   ---------------------
Investment Options:

Multi-Year Enhanced Fixed Option (A minimum amount of at least $25,000 is required for each Multi-Year Enhanced Fixed Option Band.)

[ ]3yr (096)  [ ]5yr (097)  [ ]7yr (098)  [ ]10yr (099)* $__________   $___________   $__________   $__________

* The 10-year term is not available in Oregon

Fixed Account Plus (001) ................................ __________%  ____________%  ___________%  ___________%

Short-Term Fixed Account (002) .......................... __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%
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Periodic      Periodic payment amount ($ or %) .......... ___________   ____________   ___________   ___________
              Number of payments ........................ ___________   ____________   ___________   ___________
              Annual contribution amount ................ ___________   ____________   ___________   ___________
              Start date of payments .................... ___________   ____________   ___________   ___________
              Exclude periods from-to ................... ___________   ____________   ___________   ___________
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[ ]Single Sum Amount of each payment ($ or %) ........... ___________   ____________   ___________   ___________
   or         Number of payments ........................ ___________   ____________   ___________   ___________
[ ]Flex Pay   Total amount .............................. ___________   ____________   ___________   ___________
              Start date of payments .................... ___________   ____________   ___________   ___________
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For VALIC     Account# .................................. ___________   ____________   ___________   ___________
use only      Plan Type ................................. ___________   ____________   ___________   ___________
              Plan# ..................................... ___________   ____________   ___________   ___________
              Product ................................... ___________   ____________   ___________   ___________
              Sub Group ................................. ___________   ____________   ___________   ___________

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                              Original Copy - Home Office, One Copy - Participant, One Copy - Field Office
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[LOGO] AIG Valic                                                       Portfolio Director Fixed and Variable
                                                                       Annuity Application

The Variable Annuity Life Insurance Company                            For use with all plan types, except NQDA.
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DELIVERY OPTION ELECTION                                               REPLACEMENT

[ ] By providing my email address below, I elect to enroll in          Do you have an existing annuity or life insurance policy?
    Personal Deliver-e(SM), AIG Valic's electronic delivery service.   [ ] No [ ] Yes

E-mail Address:                                                        Is this a replacement of an existing annuity or life
                ----------------------------------------------------   insurance contract?
                                                                       [ ] No [ ] Yes If yes, complete the following:
I understand that I will receive e-mail notifications when the
following information becomes available for viewing and/or printing    Insured's Name:
online:                                                                                ---------------------------------------------

   . Transaction confirmations                                         Policy Number(s):
                                                                                         -------------------------------------------
   . Quarterly account statements
                                                                       Insurer's (Company) Name:
   . Policy loan statements                                                                      -----------------------------------

   . Certain regulatory documents such as prospectuses, supplements,   -------------------------------------   ---------------------
     proxies, annual and semi-annual financial reports, and privacy      Annuitant/Applicant's Signature              Date
     notices.
                                                                       Dated at (City/State):
This service is provided by AIG Valic at no charge, though I may                              --------------------------------------
have to pay Internet service provider fees to access the Internet or
receive e-mails. I may unsubscribe to this service at any time.        REPRESENTATIVE OF RECORD

[ ] I elect to receive account information and related materials in    Agent#:
    a printed format.                                                          -----------------------------------------------------

APPLICANT/ANNUITANT AFFIRMATIONS AND STATEMENTS                        Region Code:                    Issue State:
                                                                                    ------------------              ----------------
This application is subject to acceptance by the Company at its Home
Office. Proof of age must be furnished before Annuity Payments         As representative I [ ] do [ ] do not have reason to believe
begin. A current prospectus for the Company's Separate Account with    that replacement of existing life insurance or annuity may be
privacy notice was provided with this application. The prospectus      involved.
for the Separate Account gives sales expenses and other data.
                                                                       -------------------------------------   ----------------
I understand that I am applying for an annuity that may offer a               Licensed Agent/Registered          State License#
Multi-Year Enhanced Fixed Option that may be subject to a market             Representative (Print Name)
value adjustment. If such option is allowed in my state and I select it, the account value is subject to an adjustment if funds are
withdrawn prior to the end of the applicable term. The adjustment      -------------------------------------------------------------
may increase or decrease the account values. Assets in such option          Licensed Agent/Registered Representative's Signature
may be invested in either the general assets of the Company or in a
Separate Account of the Company, depending on state requirements.
                                                                       -------------------------------------   ---------------------
Annuity Payments or Surrender Values are variable when based on the              Principal's Signature                Date
investment experience of the Separate Account. They are not
guaranteed as to dollar amount.

By signing this form, I represent that all statements, answers, and affirmations are complete and true to the best of my knowledge and belief. I hereby acknowledge that I have read and understand the information provided in the Information and Instructions pages on the following subjects:

.. Fraud Warnings
.. Redemptions from Optional Retirement Programs and other Plans (if applicable)
.. Withdrawal Restrictions for 403(b) Plans
.. Salary Reduction Agreement for 403(b) and 401(k) Plans

It is understood and agreed that the investment options under the contract will be limited to those listed and will be subject to any other limitations described in the contract or the plan, if applicable.

[ ] Check if you own or participate in another Valic Annuity
    Contract.

     AIG Valic, a member of The American International Group, Inc. is the marketing name for the family of companies comprising
                                                   Valic Financial Advisors, Inc.;
          Valic Retirement Services Company; Valic Trust Company; and The Variable Annuity Life Insurance Company (Valic).

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                              Original Copy - Home Office, One Copy - Participant, One Copy - Field Office
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Information and Instructions

Upon written request, we will provide factual information regarding the benefits and provisions of the annuity contract for which you are applying. If you are not satisfied with your annuity contract for any reason, you may return it within 20 days after receipt for a refund of premium.

FRAUD WARNING

In some states we are required to advise you of the following: Any person who knowingly intends to defraud or facilitates a fraud against an insurer by submitting an application or filing a false claim, or makes an incomplete or deceptive statement of a material fact, may be guilty of insurance fraud.

Arkansas, North Dakota, South Dakota, and Texas Residents Only: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement, commits insurance fraud, which may be a crime and may subject the person to civil and criminal penalties.

District of Columbia, Colorado, Kentucky, New Mexico and Pennsylvania Residents
Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Florida Residents Only: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.

Louisiana Residents Only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

New Jersey Residents Only: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

New Jersey Residents Only: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Virginia Residents Only: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

Washington Residents Only: Any person who knowingly presents a fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

REDEMPTIONS FROM OPTIONAL RETIREMENT PROGRAMS AND OTHER PLANS

Distributions from employer-sponsored retirement programs, including Optional Retirement Programs, will be subject to any limitations imposed by the plan.

Texas Optional Retirement Program

..    Benefits in the Texas Optional Retirement Program vest after one year and one day of participation in one or more optional retirement plans.
..    Benefits under the Texas Optional Retirement Program are available to you only after you attain the age of 70 1/2 years, or terminate participation by death, retirement, or termination of employment in all Texas institutions of higher education.
..    Valic will require written verification from the program administrator of your qualification for any requested redemption of any annuity benefits purchased under the Texas Optional Retirement Program.

Louisiana Optional Retirement Program

For participants in the Louisiana Optional Retirement Program, withdrawals are limited by the plan and must take the form of an annuity payable over your lifetime or the joint lifetime of you and your beneficiary.

WITHDRAWAL RESTRICTIONS FOR 403(b) PARTICIPANTS

According to federal tax laws regulating certain 403(b) plans, any interest and earnings credited to your account after 12/31/88 and any elective contributions made after that date may be withdrawn only under any of the following circumstances.

.. Separation from service   . Death        . Hardship (contributions only)
.. Age 59 1/2  or older      . Disability

Your employer's plan may contain other withdrawal restrictions. Additionally, some employer plans have alternative investment options among which plan participants may transfer contract values.

BENEFICIARY DESIGNATIONS (Primary and/or Contingent)

A beneficiary should always be designated. Beneficiary categories are:

PRIMARY BENEFICIARY - One who receives any benefits after the Annuitant dies.

CONTINGENT BENEFICIARY - One who receives any benefits if the primary beneficiary dies before the Annuitant dies.

A beneficiary can be an INDIVIDUAL, an INSTITUTION, an ENTITY, or a TRUSTEE.

INDIVIDUAL as beneficiary: Jane A. Doe

INSTITUTION or ENTITY as beneficiary (state whether the institution is a corporation):

     The Evergreen Company, a Texas Corporation
     The ABC Charity, a Texas non-profit Corporation

TRUSTEE as beneficiary:

     XYZ Bank and Trust Company or its successors, as Trustee under trust agreement dated January 31, 1982; or The Trustee under my will.

SALARY REDUCTION AGREEMENT FOR 403(b) AND 401(k) PLANS

This section only applies if you have not executed a separate salary reduction agreement with respect to the salary reduction contributions specified in Contribution Information. This form shall serve as your instruction for such contributions and agreement to your employer's rules regarding the contributions. Upon acceptance by the Employer of these instructions, this document shall then constitute your salary reduction agreement for purchase of a non-transferable annuity contract qualified under Section 403(b) of the Internal Revenue Code (IRC) or a non-transferable annuity contract to provide retirement benefits under IRC Section 401(k) from The Variable Annuity Life Insurance Company. When effective, this agreement shall apply only to those amounts not currently available as of the date indicated on this form. This agreement shall be legally binding as to both the parties hereto while employment continues; provided, however, that either party may change or terminate this agreement with respect to amounts that have not become currently available and payable by the Employer and in accordance with the Employer's reasonable administrative procedures. Salary reductions are to be effective with respect to pay dates on or after the date listed under Date Payment Begins (which is subsequent to this agreement). Only amounts not currently available to the employee are eligible for salary reduction.

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Information and Instructions (continued)

CONTRIBUTION INFORMATION

Contribution Sources:

(1) - Employee Voluntary;
(2) - Employee Mandatory or Matched (These can include either non-elective employee contributions, or elective deferrals that you must make in order to receive a matching contribution.);
(3) - Employer Basic;
(4) - Employer Supplemental or Matching.

Note: Separate account numbers must be set up for each Contribution Source.

..    Choose either a percent of salary or an amount, and fill in the number of payments, and the date you will begin making payments.

..    When periodic payments are to be made (salary reduction or deduction), indicate the dates which no payments will be made in the "Exclude Periods from-to" space provided.

..    Single-sum contributions are not available to all participants. Contact your employer for your plan restrictions.

INVESTMENT OPTIONS

 1   Fixed Account Plus
 2   Short-Term Fixed Account
     Multi-Year Enhanced Fixed Option: 3yr, 5yr, 7yr, 10yr (10yr. not available in Oregon).
     Minimum of $25,000 is required for each
     Multi-Year Enhanced Fixed Option band.
48   Aggressive Growth Lifestyle Fund
31   American Century Ultra Fund
69   Ariel Appreciation Fund (not available for 457 plans)
68   Ariel Fund (not available for 457 plans)
 5   Asset Allocation Fund
72   Blue Chip Growth Fund (T. Rowe Price)
39   Capital Appreciation Fund (Credit Suisse)
 7   Capital Conservation Fund
50   Conservative Growth Lifestyle Fund
58   Core Bond Fund
15   Core Equity Fund (Wellington/WAMU)
63   Credit Suisse Small Cap Growth Fund
71   Dreyfus Basic GNMA Fund
56   Evergreen Growth and Income Fund
55   Evergreen Small Cap Value Fund
65   Evergreen Special Equity Fund
57   Evergreen Value Fund
 8   Government Securities Fund
16   Growth & Income Fund (SunAmerica)
73   Health Sciences Fund (T. Rowe Price)
60   High Yield Bond Fund
21   Income & Growth Fund (American Century)
11   International Equities Fund
13   International Government Bond Fund
20   International Growth I Fund (American Century)
33   International Growth II Fund (Putnam)
62   INVESCO Growth Fund
47   Janus Adviser Worldwide Fund
61   Janus Fund (not available in all plans)
30   Large Cap Growth Fund (SunAmerica)
40   Large Cap Value Fund (State Street)
70   Lou Holland Growth Fund
37   Mid Cap Growth Fund (INVESCO)
 4   Mid Cap Index Fund
38   Mid Cap Value Fund (Wellington)
49   Moderate Growth Lifestyle Fund
 6   Money Market I Fund
44   Money Market II Fund
64   Morgan Stanley Institutional Fund Trust Mid Cap Growth Portfolio
46   Nasdaq-100(R) Index Fund
45   Opportunities Fund (Putnam)
28   Putnam Global Growth Fund
26   Putnam New Opportunities Fund
27   Putnam OTC & Emerging Growth Fund
17   Science & Technology Fund (T. Rowe Price)
67   Sit Mid Cap Growth Fund
66   Sit Small Cap Growth Fund
35   Small Cap Growth Fund (Franklin)
18   Small Cap Fund (Founders/T. Rowe Price)
14   Small Cap Index Fund
36   Small Cap Value Fund (One Group)
12   Social Awareness Fund
41   Socially Responsible Fund
10   Stock Index Fund
59   Strategic Bond Fund
19   Templeton Asset Strategy Fund
32   Templeton Foreign Fund
74   Value Fund (Putnam)
54   Vanguard LifeStrategy Conservative Growth Fund
52   Vanguard LifeStrategy Growth Fund
53   Vanguard LifeStrategy Moderate Growth Fund
22   Vanguard Long-Term Corporate Fund
23   Vanguard Long-Term Treasury Fund
25   Vanguard Wellington Fund
24   Vanguard Windsor II Fund

For more complete information about any of the options listed above, including fees, charges and expenses, visit www.aigvalic.com or call 1-800-428-2542 (menu option 3) to request a prospectus.

AIG Valic HOME OFFICE

2929 Allen Parkway
Houston, TX 77019
Call 1-800-448-2542 for assistance.